SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

 BANKUNITED FINANCIAL CORPORATION                 BANKUNITED CAPITAL II
 --------------------------------             ----------------------------
 (Exact name of registrant as                  (Exact name of registrant
   specified in its charter)                  as specified in its charter)

   FLORIDA              65-0377773             DELAWARE         APPLIED FOR
   -------          -----------------      ----------------- ------------------
(State or other      (I.R.S. Employer      (State or other   (I.R.S. Employer
jurisdiction of     Identification No.)    jurisdiction of   Identification No.)
incorporation or                           incorporation or
organization)                              organization)

      255 ALHAMBRA CIRCLE                             255 ALHAMBRA CIRCLE
    CORAL GABLES, FLORIDA 33134                CORAL GABLES, FLORIDA 33134
     (305)569-2000                              (305)569-2000
  --------------------------------          --------------------------------
    (Address,including ZIP Code,               (Address,including ZIP Code,
   and telephone number, including            and telephone number, including
   area code, of(registrant's                 area code, of(registrant's
   principal executive offices)               principal executive offices)

     Securities to be registered pursuant to Section 12 (b) of the act: None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the act:

            ___% Trust Preferred Securities of BankUnited Capital II

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information is set forth under the caption "Description of the Preferred Securities" in the prospectus contained in the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II (File Nos. 333-27597 and 333-27597-01), which is incorporated herein by reference.

Item 2.  EXHIBITS *

         1. Form of certificate for the ___% Trust Preferred Securities of BankUnited Capital II (Included as an exhibit to Exhibit
                  4.7 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 22, 1997).

        2. Trust Agreement of BankUnited Capital II (Exhibit 4.6 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333- 27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 22, 1997).

         3. Form of Amended and Restated Trust Agreement of BankUnited Capital II (Exhibit 4.7 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 22, 1997).

         4. Form of Indenture with respect to BankUnited Financial Corporation's ___% Junior Subordinated Debentures (Exhibit 4.3 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 22, 1997).

         5.       Form of Guarantee Agreement for BankUnited Capital II (Exhibit
                  4.9 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 22, 1997).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BANKUNITED FINANCIAL CORPORATION

DATE:  May 29, 1997                        By:  /s/ SAMUEL A. MILNE
                                                ----------------------------
                                                Samuel A. Milne
                                                Executive Vice President and
                                                Chief Financial Officer

                                           BANKUNITED CAPITAL II

                                           By:  /s/ NANCY L. ASHTON
                                                ----------------------------
                                                Nancy L. Ashton
                                                Administrative Trustee